Exhibit 99.2

4th Quarter 2015 Earnings Call January 22, 2016

Cautionary Statement Regarding Forward Looking Statements Statements included in this report which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions. The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, the following possibilities: (1) the outcome of any legal proceedings instituted against the Company; (2) credit risks associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed under the terms of any loan-related document; (3) interest risk involving the effect of a change in interest rates on the bank’s earnings, the market value of the bank's loan and securities portfolios, and the market value of the Company's equity; (4) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (5) risks associated with an anticipated increase in the Company's investment securities portfolio, including risks associated with acquiring and holding investment securities or potentially determining that the amount of investment securities the Company desires to acquire are not available on terms acceptable to the Company; (6) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (7) transaction risk arising from problems with service or product delivery; (8) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (9) regulatory change risk resulting from new laws, rules, regulations, accounting principles, proscribed practices or ethical standards, including, without limitation, increased capital requirements (including, without limitation, the impact of the capital rules adopted to implement Basel III), Consumer Financial Protection Bureau rules and regulations, and potential changes in accounting principles relating to loan loss recognition; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches, subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (14) economic downturn risk potentially resulting in deterioration in the credit markets, greater than expected non-interest expenses, excessive loan losses and other negative consequences, which risks could be exacerbated by potential negative economic developments resulting from federal spending cuts and/or one or more federal budget-related impasses or actions; (15) greater than expected noninterest expenses; (16) excessive loan losses; (17) failure to realize synergies and other financial benefits from, and to limit liabilities associates with, mergers and acquisitions; (18) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with merger and acquisition integration, and including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (19) the risks of fluctuations in market prices for Company common stock that may or may not reflect economic condition or performance of the Company; (20) the payment of dividends on Company common stock is subject to regulatory supervision as well as the discretion of the board of directors of the Company, the Company's performance and other factors; and (21) other risks and uncertainties disclosed in the Company's most recent Annual Report on Form 10-K filed with the SEC or disclosed in documents filed or furnished by the Company with or to the SEC after the filing of such Annual report on Form 10-K, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward looking statements. The Company undertakes no obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Non-GAAP Measures Statements included in this presentation include non-GAAP measures and should be read along with the accompanying tables to the earnings release which provide a reconciliation of non-GAAP measures to GAAP measures. Management believes that these non-GAAP measures provide additional useful information. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company's results or financial condition as reported under GAAP. Forward Looking Statements and Non GAAP Measures

Operating Earnings of $27.0 million $1.11 per diluted share Operating Return on Average Assets 1.25% Operating Return on Average Tangible Equity 16.82% Cash dividend of $0.28 per common share Net Income of $25.5 million, $1.05 per diluted share 4th Quarter 2015 Highlights

4th Quarter 2015 Highlights Net Loan Growth – 9% Annualized Strong Non-Acquired Loan Growth - $226 million, 22.6% annualized Outpaced Acquired run-off by $133 million Non-Interest Bearing DDA Growth Increased $49 million – 10% annualized Continued Asset Quality improvement NPA’s/ Assets 0.63% Non-Acquired Net Charge-offs 0.14%

4th Quarter 2015 Highlights Margin down 20 bp to 4.32% Non Interest Income (operating): $ 29.7 million vs. $29.8 million linked quarter Fees on Deposit Accounts $ 21.1 Mortgage Banking $ 3.2 Wealth Management $ 4.6 Amortization of $(1.5) FDIC Indemnification Asset

Net Interest Margin See Endnotes (1) In Millions $83.0

Average Interest Earning Assets Assets 09/30/ 2015 12/31/2015 Net Change Short-Term Investments $ 638.8 $ 675.4 $ 36.6 Investment Securities 862.9 943.7 80.8 Loans - Acquired 1,925.2 1,824.7 (100.5) Loans - Non-Acquired 3,881.0 4,080.0 199.0 Total Loans $ 5,806.2 $ 5,904.7 98.5 Loans Held for Sale 57.4 40.4 (17.0) Total Interest Earning Assets $ 7,365.3 $ 7,564.2 $ 198.9 Quarterly Averages

Announced consolidation of 11 branch locations 9 Consolidations / 2 Drive-thru only Deposits $331 million ~10% runoff One-time Costs $3 million Incurred in 2Q & 3Q 2016 Branch Consolidation Initiative Cost savings ~ $3 million (annualized) by 2017 Timeline 2nd quarter – 8 3rd quarter – 3

Efficiency Ratio

Operating Earnings Per Share See Endnotes (3)

Income reduced by amortization of Indemnification Asset and average balance increased for the average loan Indemnification Asset balance Efficiency ratio = NIE / Net Int Inc + Non Int Inc less securities gain/(loss) Operating efficiency ratio = same as above except exc’l one-time items from NIE Excludes one-time items Endnotes